Exhibit 99.1

JoS. A. Bank Clothiers Reports 13% Increase in Profits for First Quarter of Fiscal Year 2011

HAMPSTEAD, Md.--(BUSINESS WIRE)--June 1, 2011--JoS. A. Bank Clothiers, Inc. (NASDAQ Global Select Market: JOSB) announces that net income for the first quarter of fiscal year 2011 increased 12.7% to $17.8 million as compared with net income of $15.8 million for the first quarter of fiscal year 2010. Earnings per share for the first quarter of fiscal year 2011 increased 12.3% to $0.64 per share as compared with earnings per share of $0.57 for the first quarter of fiscal year 2010. The first quarter of fiscal year 2011 ended April 30, 2011; the first quarter of fiscal year 2010 ended May 1, 2010.

Total sales for the first quarter of fiscal year 2011 increased 8.5% to $193.3 million from $178.1 million in the first quarter of fiscal year 2010, while comparable store sales increased 0.1% in the first quarter of fiscal year 2011 compared to a 10.4% increase in the first quarter of fiscal year 2010. Direct Marketing sales increased 22.1% for the first quarter of fiscal 2011.

“We are pleased with our first quarter of 2011, particularly the gross profit margin, which grew by 120 basis points and resulted in a gross profit dollar increase of 10.6%. We faced very strong results from the first quarter of 2010 and had good sales gains in the first quarter of fiscal year 2011 in the suits and dress shirts categories, while our sales declined in certain seasonal products such as sportswear,” stated R. Neal Black, President and CEO of JoS. A. Bank Clothiers, Inc. "With this quarter’s results, we have achieved earnings growth in 38 of the past 39 quarters when compared to the respective prior year periods, including 20 quarters in a row. While sales are just one component of the overall profit, we are also pleased that so far for the second quarter our comparable store sales are up compared to the same period last year, which is a good improvement in the most recent comparable store sales trend. Our Internet business remains very strong,” continued Mr. Black.

A conference call to discuss the first quarter of fiscal year 2011 earnings will be held Thursday, June 2, 2011 at 11:00 a.m. Eastern Time (ET). To join in the call please dial (USA) 800-288-8961 or (International) 612-288-0329 at least five minutes before 11:00 a.m. ET. A replay of the conference call will be available after 1:00 p.m. ET on June 2, 2011 until June 9, 2011 at 11:59 p.m. ET by dialing (USA) 800-475-6701 or (International) 320-365-3844. The access code for the replay will be 205966. In addition, a webcast replay of the conference call will be posted on the investor relations section of our website: www.josbank.com (select “Company Information” and “Investor Relations”).

All earnings per share amounts in this news release represent diluted earnings per share adjusted for the 50% stock dividend that the Company announced on June 17, 2010, under which stockholders of record as of July 30, 2010 received one additional share of common stock for each two shares then owned. The stock dividend was distributed on August 18, 2010.

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation’s leading designers, manufacturers and retailers of men’s classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 520 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol “JOSB.”

Our statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecasted due to a variety of factors outside of our control that can affect our operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, including negative changes to consumer confidence and other recessionary pressures, higher energy and security costs, the successful implementation of our growth strategy, including our ability to finance our expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of our marketing programs, the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from our global supplier base, legal matters and other competitive factors. The identified risk factors and other factors and risks that may affect our business or future financial results are detailed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended January 29, 2011 and our subsequent Quarterly Report on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward-looking statements we make herein. We cannot assure you that the results or developments anticipated by us will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for us or affect us, our business or our operations in the way we expect. We caution you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. We do not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in our assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended
	May 1, 2010	April 30, 2011
	(In thousands, except per share information)

Net sales	$178,125	$193,270

Cost of goods sold	64,809	67,957

Gross profit	113,316	125,313

Operating expenses:
Sales and marketing, including occupancy costs	70,519	78,852
General and administrative	16,736	17,424
Total operating expenses	87,255	96,276

Operating income	26,061	29,037

Other income (expense):
Interest income	115	132
Interest expense	(90)	(3)
Total other income (expense)	25	129

Income before provision for income taxes	26,086	29,166
Provision for income taxes	10,278	11,356

Net income	$15,808	$17,810

Per share information:
Earnings per share:
Basic	$0.57	$0.64
Diluted	$0.57	$0.64
Weighted average shares outstanding:
Basic	27,527	27,622
Diluted	27,818	27,928

Note: The foregoing unaudited Consolidated Statements of Income are excerpts from our unaudited Consolidated Financial Statements for the three months ended May 1, 2010 and April 30, 2011 and do not include the Notes, which are considered an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2011 which was filed with the Securities and Exchange Commission on June 1, 2011.

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	January 29, 2011	April 30, 2011
	(In Thousands)
	(Audited)	(Unaudited)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$80,979	$83,465
Short-term investments	189,789	168,954
Accounts receivable, net	9,525	14,449
Inventories:
Finished goods	222,251	245,771
Raw materials	11,059	16,107
Total inventories	233,310	261,878
Prepaid expenses and other current assets	19,494	23,667

Total current assets	533,097	552,413

NONCURRENT ASSETS:
Property, plant and equipment, net	128,603	132,224
Other noncurrent assets	337	310
Total assets	$662,037	$684,947

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$31,505	$46,755
Accrued expenses	88,165	76,370
Deferred tax liability – current	5,276	5,301
Total current liabilities	124,946	128,426

NONCURRENT LIABILITIES:
Deferred rent	49,279	49,754
Deferred tax liability – noncurrent	4,147	4,540
Other noncurrent liabilities	989	1,055
Total liabilities	179,361	183,775

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock	275	275
Additional paid-in capital	86,792	87,478
Retained earnings	395,531	413,341
Accumulated other comprehensive income	78	78
Total stockholders’ equity	482,676	501,172
Total liabilities and stockholders’ equity	$662,037	$684,947

Note: The foregoing audited and unaudited Consolidated Balance Sheets are excerpts from our Consolidated Financial Statements (as of January 29, 2011 and as of April 30, 2011) and do not include the Notes, which are an integral part thereof. The foregoing financial information should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2011 and the Annual Report on Form 10-K for the fiscal year ended January 29, 2011, which were filed with the Securities and Exchange Commission on June 1, 2011 and March 30, 2011, respectively.

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
	May 1, 2010	April 30, 2011
	(In Thousands)

Cash flows from operating activities:
Net income	$15,808	$17,810
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	5,856	6,246
Loss on disposals of property, plant and equipment	23	61
Non-cash equity compensation	-	558
Increase (decrease) in deferred taxes	(813)	418
Net (increase) in operating working capital and other components	(22,147)	(37,978)

Net cash provided by (used in) operating activities	(1,273)	(12,885)

Cash flows from investing activities:
Capital expenditures	(3,978)	(5,592)
Proceeds from maturities of short-term investments	64,922	179,814
Payments to acquire short-term investments	(34,875)	(158,979)

Net cash provided by (used in) investing activities	26,069	15,243

Cash flows from financing activities:
Income tax benefit from exercise of stock options	-	61
Net proceeds from exercise of stock options	-	67

Net cash provided by financing activities	-	128

Net increase in cash and cash equivalents	24,796	2,486

Cash and cash equivalents – beginning of period	21,853	80,979

Cash and cash equivalents – end of period	$46,649	$83,465

Note: The foregoing unaudited Consolidated Statements of Cash Flows are excerpts from our unaudited Consolidated Financial Statements for the three months ended May 1, 2010 and April 30, 2011 and do not include the Notes, which are considered an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2011, which was filed with the Securities and Exchange Commission on June 1, 2011.

CONTACT:
JoS. A. Bank Clothiers, Inc., Hampstead, Md.
David E. Ullman
EVP/CFO
410-239-5715

or Investor Relations Information Request Website (http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=irol-inforeq), or Investor Relations Voicemail, 410-239-5900

E-commerce Address for JoS. A. Bank Clothiers, Inc.:
www.josbank.com